Exhibit 10.2

NORTHEAST OHIO NATURAL GAS CORP.

ORWELL NATURAL GAS COMPANY

BRAINARD GAS CORP.

4.15% SENIOR SECURED GUARANTEED NOTE, SERIES 2012, DUE JUNE 1, 2017

No. R-1	October 24, 2012
US$2,989,552	PPN 66433# AB4

FOR VALUE RECEIVED, the undersigned, NORTHEAST OHIO NATURAL GAS CORP., a corporation organized and existing under the laws of the State of Ohio, ORWELL NATURAL GAS CO., a corporation organized and existing under the laws of the State of Ohio, and BRAINARD GAS CORP., a corporation organized and existing under the laws of the State of Ohio (the aforementioned, collectively, being referred to as the “Issuers”), hereby jointly and severally promise to pay to SUN LIFE ASSURANCE COMPANY OF CANADA, or registered assigns, the principal sum of US$2,989,552 DOLLARS (or so much thereof as shall not have been prepaid) on June 1, 2017, with interest (compounded semiannually and computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.15% per annum from the date hereof, payable monthly, on the third day of each month in each year, and at maturity commencing with the third day of the month next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.15% or (ii) 2.00% over the rate of interest publicly announced by Keybank National Association from time to time in Cleveland, Ohio as its “base” or “prime” rate, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Keybank National Association in Cleveland, Ohio or at such other place as the Issuers shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of November 1, 2010, as amended by the First Amendment to Note Purchase Agreement dated as of May 3, 2011, the Second Amendment and Waiver to Note Purchase Agreement dated as o April 9, 2012 and by the Omnibus Third Amendment, Supplement and Joinder to Note Purchase Agreement and Collateral Documents dated as of October 24, 2012 (as so amended and as from time to time further amended, supplemented and modified the “Note Purchase Agreement”), between the Issuers, the other Obligors named therein and the Purchaser named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have

(i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note and the obligations of the Issuers hereunder and the obligations of the Issuers under the Financing Agreements are guaranteed pursuant to the Guarantee Agreement of the 2012 Notes Guarantors and the obligations of the 2012 Notes Obligors under the Financing Agreements, including, this Note, are secured by the Collateral Documents, all in accordance with and pursuant to the terms and provisions of the Financing Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Issuers may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuers will not be affected by any notice to the contrary.

The Issuers will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuers and the holder of this Note shall be governed by, the law of the State of Ohio excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

NORTHEAST OHIO NATURAL GAS CORP.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: President

ORWELL NATURAL GAS COMPANY

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: President

BRAINARD GAS CORP.

By:	/s/ Thomas J. Smith
Name: Thomas J. Smith
Title: President